UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2019
Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

781-222-6000
(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  Entry into a Material Definitive Agreement

Indenture and Notes

Overview. On October 23, 2019, Charles River Laboratories International, Inc., a Delaware corporation (“Charles River” or the “Company”) entered into a second supplemental indenture (the “Second Supplemental Indenture”) by and among the Company, certain of the Company’s U.S. subsidiaries, Charles River Laboratories Ashland, LLC, Charles River Laboratories I Delaware Holdings, Inc., Charles River Laboratories II Delaware Holdings, Inc., Charles River Laboratories SA USA, Inc., Charles River Laboratories, Inc. and CRL Safety Assessment, Inc. (collectively, the “Guarantors”), and MUFG Union Bank, N.A., as trustee (the “Trustee”), to the base indenture dated April 3, 2018 by and among the Company and the Trustee, in connection with the offering of $500 million aggregate principal amount of the Company’s 4.250% Senior Notes due 2028 (the “Notes”). A copy of the Second Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Principal, Maturity and Interest. The Company issued $500 million aggregate principal amount of the Notes. The Notes are general, unsecured, senior obligations of the Company. The Notes will mature on May 1, 2028. Interest on the Notes is payable at a rate of 4.250% per annum, payable semi-annually in arrears on each May 1 and November 1, beginning on May 1, 2020, to holders of record for such Notes on the immediately preceding April 15 and October 15, respectively.

Optional Redemption. The Company may redeem all or part of the Notes at any time prior to May 1, 2023, at its option, at a redemption price equal to 100% of the principal amount of such Notes plus the Applicable Premium (as defined in the Second Supplemental Indenture) plus accrued and unpaid interest, if any, to but excluding the redemption date.

The Company may also redeem up to 40% of the Notes with the proceeds of certain equity offerings completed before May 1, 2023, at a redemption price equal to 104.25% of the principal amount of such Notes plus accrued and unpaid interest, if any, to but excluding the redemption date.

On or after May 1, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, at the redemption prices specified in the Second Supplemental Indenture, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable date of redemption.

Change of Control. Upon the occurrence of a Change of Control Triggering Event (as defined in the Second Supplemental Indenture), the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, to but excluding the date of such purchase.

Note Guarantees. As of the issue date, the Notes are guaranteed fully and unconditionally, jointly and severally, on a senior unsecured basis (the “Note Guarantees”), by the Guarantors. In the future, the Note Guarantees may be released or terminated under certain circumstances.

Covenants and Restrictions. The Second Supplemental Indenture contains certain covenants, including, but not limited to, limitations and restrictions on the ability of the Company and its Subsidiaries (as defined in the Second Supplemental Indenture) to (i) create certain liens, (ii) enter into any Sale and Leaseback Transaction (as defined in the Second Supplemental Indenture) with respect to any property, and (iii) merge, consolidate, sell or otherwise dispose of all or substantially all of their assets. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations.

Neither the Notes nor the Note Guarantees have been or will be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

The descriptions and provisions of the Second Supplemental Indenture set forth above are summaries only, are not complete and are qualified in their entirety by reference to the full and complete terms contained in the Second Supplemental Indenture and the form of Notes, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 relating to the Second Supplemental Indenture and the Notes is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01. Other Events
Senior Notes Offering
On October 23, 2019, Charles River issued a press release announcing the closing of the offering of $500 million aggregate principal amount of 4.250% senior unsecured notes due 2028. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

4.1	Second Supplemental Indenture, dated as of October 23, 2019, by and among the Company, the Guarantors and MUFG Union Bank, N.A., as trustee.
4.2	Form of Note for 4.250% Senior Notes due 2028 (included with Exhibit 4.1).
99.1	Press Release dated October 23, 2019 regarding closing of the notes offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date:	October 23, 2019	By:	/s/ Matthew L. Daniel
Matthew L. Daniel, Corporate Senior Vice President,
Legal Compliance, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of October 23, 2019, by and among the Company, the Guarantors and MUFG Union Bank, N.A., as trustee.
4.2	Form of Note for 4.250% Senior Notes due 2028 (included with Exhibit 4.1).
99.1	Press Release dated October 23, 2019 regarding closing of the notes offering.

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